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                                                              Exhibit 15
                                                              ----------






                                                   November 5, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          RE:  Unit Corporation

               Registration on Form S-8 and S-3



We are aware that our report dated October 23, 2002 on our review of interim financial information of Unit Corporation for the three and nine month periods ended September 30, 2002 and included in the Company's Form 10-Q for the quarter ended September 30, 2002 is incorporated by reference in the Company's registration statements on Form S-8 (File No.'s 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166 and 333-39584) and Form S-3 (File No.'s 333-83551
and 333-99979).



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